Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) is made and entered into effective as of November 1, 2019 (the “Amendment Date”) by and between Cryoport, Inc., a Nevada corporation (the “Company”), and Jerrell W. Shelton (“Executive”), a resident of Tennessee. The Company and Executive are hereinafter collectively referred to as the “Parties,” and individually referred to as a “Party.”

RECITALS

A. The Parties entered into that certain Employment Agreement effective as of June 1, 2017 between the Company and Executive (the “Agreement”); and

B. The Company and Executive desire to enter into this Amendment to modify certain terms of the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2. Amendments to the Agreement. The Agreement is hereby amended or modified as follows:

(a) Section 4(b) of the Agreement is hereby amended by deleting the sentence beginning with “If Executive’s employment under this Agreement is terminated by the Company without Cause or by Executive for Good Reason…” and replacing it with the following:

“If Executive’s employment under this Agreement is terminated by the Company without Cause or by Executive for Good Reason, subject to the condition set forth below in Section 4(c), Executive shall be entitled to receive, after the Termination Date, the Accrued Obligations and twenty four (24) months of the following “Severance Benefits”: (i) his Base Salary at the rate existing on the Termination Date; (ii) if Executive timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or any state equivalent, for himself and his covered dependents under the Company’s group health plans following such termination, then the Company shall pay the COBRA premiums necessary to continue Executive’s health insurance coverage in effect for himself and his eligible dependents on the date of his termination until the earliest of (A) the date that is twenty four (24) months after the Termination Date, (B) the expiration of Executive’s eligibility for continuation coverage under COBRA, or (C) the date when Executive becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the termination date through the earliest of (A) through (C), the “COBRA Payment Period”); and (iii) one-half (1/2) of the stock options then held by Executive and not vested at the time of such termination shall become fully vested and exercisable as of the Termination Date; provided that, if the Termination Date is within twelve (12) months after a “Change in Control” (as defined in the Company’s 2015 Omnibus Equity Incentive Plan), then all of the stock options then held by Executive and not vested at the time of such termination shall become fully vested and exercisable as of the Termination Date.”

(b) Section 8(h) of the Agreement is hereby amended by adding the following sentence at the end of such section:

“Executive also confirms that he understands that nothing in this Agreement prohibits him from reporting to any governmental authority information concerning possible violations of law or regulation and that Executive may disclose trade secret information to a government official or to an attorney and use it in certain court proceedings without fear of prosecution or liability provided Executive does so consistent with 18 U.S.C. 1833(b).”

(c) Section 9(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Choice of Law; Arbitration. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Tennessee. The Parties agree that any controversy or claim arising out or relating to this Agreement, or the breach hereof, or arising out of or relating to the employment of Executive and/or the rights, duties or obligations of the Company or of Executive shall be settled by binding arbitration in accordance with the Arbitration Agreement in the form and substance attached as Exhibit A and incorporated by this reference as though fully set forth herein.”

3. Miscellaneous.

(a) Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. On and after the Amendment Date, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Agreement as amended by this Amendment.

(b) Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall together constitute an original thereof.

(Signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CRYOPORT, INC.		EXECUTIVE:

By:	/s/ Robert S. Stefanovich	/s/ Jerrell W. Shelton
Name: Jerrell W. Shelton		Jerrell W. Shelton
Title: Chief Financial Officer (At the direction of the Compensation Committee)

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